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                                                                 EXHIBIT 3(i).2

C&S-515 (REV. 8/96)


            MICHIGAN DEPARTMENT OF CONSUMER AND INDUSTRY SERVICES
             CORPORATION, SECURITIES AND LAND DEVELOPMENT BUREAU


(Date Received)                         (For Bureau Use Only)
NOV 22 1996
                                                  FILED
                                               NOV 22 1996

                                              ADMINISTRATOR
                               MI DEPARTMENT OF CONSUMER & INDUSTRY SERVICES
                             CORPORATION, SECURITIES & LAND DEVELOPMENT BUREAU



Name
Jeanette M. Russow
Honigman Miller Schwartz and Cohn
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Address
2290 First National Building
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City               State               Zip Code
Detroit            MI                  48226           EFFECTIVE DATE:
--------------------------------------------------------------------------------
Document will be returned to the name and address you enter above.

          CERTIFICATE OF AMENDMENT TO THE ARTICLES OF INCORPORATION
            FOR USE BY DOMESTIC PROFIT AND NONPROFIT CORPORATIONS


        Pursuant to the provisions of Act 284, Public Acts of 1972 (profit corporations), or Act 162, Public Acts of 1982 (nonprofit corporations), the undersigned corporation executes the following certificate:

1.      The name of the corporation or limited liability company is:

               Acquisition Partners, Inc.

2.      The identification number assigned by the Bureau is:  /4/2/7/ - /7/4/5/
                                                              ------    -------

3.      The location of the registered office is:


               2290 First National Building, Detroit, Michigan 48226

4. Articles I and III of the Articles of Incorporation are hereby amended to read in their entirety as follows:

        ARTICLE I
        ---------

        The name of the corporation is:  Rockwell Medical Technologies, Inc.

        ARTICLE III
        -----------

        The total authorized shares:

        1.      Common Shares                 4,000,000
                                      ------------------------------------------

                Preferred Shares                 -0-
                                      ------------------------------------------

        2. A statement of all of any of the relative rights, preferences and limitations of the shares of each class is as follows: None

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5. (For profit corporations, and for nonprofit corporations whose articles state the corporation is organized on a stock or on a membership basis.)

   The foregoing amendment to the Articles of Incorporation was duly adopted on the 22nd day of November, 1996 by the shareholders if a profit corporation, or by the shareholders or members if a nonprofit corporation (check one of the following)


   / /  at a meeting. The necessary votes were cast in favor of the amendment.

   / / by written consent of the shareholders or members having not less than the minimum number of votes required by statute in accordance with
        Section 407(1) of and (2) of the Act if a nonprofit corporation, or
        Section 407(1) of the Act if a profit corporation. Written notice to shareholders or members who have not consented in writing has been given. (Note: Written consent by less than all of the shareholders or members is permitted only if such provision appears in the Articles of Incorporation.)

   /X/ by written consent of all the shareholders or members entitled to vote in accordance with Section 407(3) of the Act if a nonprofit corporation, or Section 407(2) of the Act if a profit corporation.

        Signed this 22nd day of November, 1996.


                               By    /s/ Robert L. Chioini
                                  ----------------------------------------
                                  (Signature of President, Vice-President,
                                   Chairperson or Vice-Chairperson)

                                       Robert L. Chioini, President
                                --------------------------------------------
                                     (Type or Print Name and Title)



SEAL APPEARS ONLY ON ORIGINAL
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C&S -515

                Name of Person or Organization Remitting Fees:
                      Honigman Miller Schwartz and Cohn

                Preparer's Name and Business Telephone Number:
                              Jeanette M. Russow
                                (313) 256-7634


                         INFORMATION AND INSTRUCTIONS

1. The amendment cannot be filed until this form, or a comparable document, is submitted.

2. Submit one original of this document. Upon filing, the document will be added to the records of the Corporation and Securities Bureau. The original will be returned to the address appearing in the box on the front as evidence of filing.

        Since this document will be maintained on optical disk media, it is important that the filing be legible. Documents with poor black and white contrast, or otherwise illegible, will be rejected.

3. This document is to be used pursuant to the provisions of Section 631 of the Act for the purpose of amending the articles of incorporation of a domestic profit corporation or nonprofit corporation. Do not use this form for restated articles. A nonprofit corporation is one incorporated to carry out any lawful purpose or purposes not involving pecuniary profit or gain for its directors, officers, shareholders, or members.

4. Item 2 - Enter the identification number previously assigned by the Bureau. If this number is unknown, leave it blank.

5. Item 4 - The article(s) being amended must be set forth in its entirety. However, if the article being amended is divided into separately identifiable sections, only the sections being amended need be included.

6. This document is effective on the date endorsed "filed" by the Bureau. A later effective date, no more than 90 days after the date of delivery, may be stated as an additional article.

7. If the amendment is adopted before the first meeting of the board of directors, item 5(a) must be completed and signed in ink by a majority of the incorporators if more than one listed in Article V of the Articles of Incorporation if a profit corporation, and all the incorporators if a nonprofit corporation. If the amendment is otherwise adopted, item 5(b) must be completed and signed in ink by the president, vice-president, chairperson, or vice-chairperson of the corporation.

8. FEES: Make remittance payable to the State of Michigan. Include corporation name and identification number on check or money order.

         NONREFUNDABLE FEE...............................................$10.00
         TOTAL MINIMUM FEE...............................................$10.00
         ADDITIONAL FEES DUE FOR INCREASED AUTHORIZED SHARES OF PROFIT CORPORATIONS ARE:
           each additional 20,000 authorized shares or portion
           thereof.............................................. $       30.00
           maximum fee for first 10,000,000 authorized shares... $    5,000.00
           each additional 20,000 authorized shares or portion
           thereof in excess of 10,000,000 shares............... $       30.00
           maximum fee per filing for authorized shares in
           excess of 10,000,000 shares.......................... $  200,000.00


9.      Mail form and fee to:                         The office is located at:

           Michigan Department of Consumer and        6546 Mercantile Way
           Industry Services Corporation,             Lansing, MI 48910
           Securities and Land Development Bureau     Telephone: (517) 334-6302
           Corporation Division
           P.O. Box 30054
           Lansing, MI 48909-7554


SEAL APPEARS ONLY ON ORIGINAL